FOR IMMEDIATE RELEASE

SunPower Contacts:

Bob Okunski
408-240-5447
Bob.okunski@sunpowercorp.com

Manny Hernandez
408-240-5560
Emmanuel.hernandez@sunpowercorp.com

SunPower Reports Third-Quarter 2008 Results

•	Generated third quarter 2008 revenue of $377.5 million, up 61% year-on-year
•	Achieved $0.26 GAAP net income per share, $0.60 non-GAAP
•	Announced agreements with Pacific Gas and Electric Co., and Florida Power & Light Co., for power plants totaling 250 megawatts and 35 megawatts respectively
•	Grew residential and small-commercial rooftop dealer network by more than 25% sequentially
•	500 systems representing 400 megawatts installed or under contract to date worldwide
•	Dedicated 8.4-megawatt power plant in Isla Major, Spain – total Spanish systems exceed 165 megawatts completed or under contract
•	Completed Cypress Semiconductor distribution of SunPower class B shares
•	Achieved free cash flow positive. Increased cash, cash equivalents and investments by $95 million in Q3, business plan fully funded.

SAN JOSE, Calif., October 16, 2008 – SunPower Corporation (NASDAQ: SPWRA, SPWRB) today announced financial results for the third quarter 2008, which ended September 28, 2008.  This press release contains both GAAP and non-GAAP financial information.  Non-GAAP figures are reconciled to the closest GAAP equivalent figures on the final page of this press release.  Please note that the company has posted additional, supplemental information related to its third-quarter 2008 performance on the Events and Presentations section of the Investor Relations page located on the SunPower website at www.sunpowercorp.com.

Revenue for the 2008 third quarter was $377.5 million and compares to $382.8 million in the second quarter of 2008 and $234.3 million in the third quarter of last year.  The Components and Systems segments accounted for 49% and 51% of third quarter revenue, respectively.

For reporting purposes, the Systems segment generally represents products and services sold directly to the system owner.  Additionally, both SunPower and third-party solar panels sold through the Systems segment channels are recorded as Systems segment revenue. The Components segment primarily represents products sold to installers and resellers.

On a GAAP basis, for the 2008 third-quarter, SunPower reported gross margin of 27.1%, total operating income of $50.2 million and diluted net income per share of $0.26.  These figures include non-cash operating expenses for amortization of purchase accounting intangible assets of $4.2 million, and non-cash and stock-based compensation of $18.9 million.

On a non-GAAP basis, adjusted to exclude non-cash charges for amortization of intangible assets and stock-based compensation, SunPower reported total gross margin of 29.2%, operating income of $73.3 million and diluted net income per share of $0.60.  This compares with prior-quarter non-GAAP gross margin of 26.4%, total operating income of $67.6 million and $0.61 diluted net income per share.  Overall gross margin improvement reflected continued growth in Components segment gross margin.  For the 2008 third quarter, Components segment gross margin reached 39.2%, benefitting from higher average conversion efficiency and better silicon utilization, continued reduction in silicon costs, higher volume, and slightly higher average selling prices. System segment gross margin was 19.7%, reflecting a shift in both geographic and product mix.

“In the third-quarter, SunPower continued to demonstrate the advantage of a multi-segment, multi-geographic, vertical integration strategy as we executed very well in an evolving policy environment,” said Tom Werner, SunPower’s CEO.  “By leveraging our flexible model, we expanded our global footprint, opened up new markets and laid the foundation for long-term success.  Overall, global industry fundamentals remain strong and demand is increasing across multiple geographies.  Our cost reduction roadmap is paying dividends as we are now selling at a levelized cost of energy which is cost-effective for our customers as evidenced by our recent utility-scale announcements with Pacific Gas and Electric Co. (PG&E), and Florida Power & Light Co. With the recent extension of the U.S. Investment Tax Credit, we now have a national solar market in the U.S. with long-term visibility and significant additional demand potential in all three market segments – residential, commercial and utility.  We also saw uncertainty removed from the Spanish market in the third quarter.  These developments make us even more confident in our planned performance as we look into next year.

“In the Components business segment, during the third quarter, we grew our worldwide dealer network by more than 25 percent.  This business is scaling very rapidly building on our multi-year investment in the infrastructure to serve a wide variety of markets using a core backbone of technology and services.  With this channel investment, we offer our customers not only the best technology solutions but also the best customer experience which is a key platform for the SunPower brand.  In addition, our Components business segment has further expanded its global footprint by delivering sales into the Middle East.

“Our Systems business segment recorded another strong quarter in the power plant and commercial rooftop segments.  To date, SunPower has installed, or has under contract, more than 165 megawatts of solar capacity in Spain including our recent dedication announcement of our 8.4 megawatt project in Isla Major, Spain.  Additionally, we continued to expand our leadership position in the U.S. commercial market as Applied Materials activated a two-megawatt combination of roof and parking lot systems at their corporate campus in the third quarter, and we completed the largest single roof solar installation in the U.S. for Toyota Motor Sales.  We also announced a building-integrated solar system surrounding the Living Roof at the new California Academy of Sciences, and dedicated our SunPower PowerGuard® system on the roof of the headquarters of the U.S. Department of Energy in Washington, D.C.

“Our cost reduction programs remain on track, enabling us to open up new markets such as the U.S. utility market where the combination of our tracking and industry leading cell technologies offer utilities a very competitive levelized cost of energy.  In a watershed announcement for the industry, we were selected by PG&E to supply the California utility with 250-megawatts of solar power by 2012.  This project will be the first, true utility-scale photovoltaic power plant in the world when completed, delivering an average of 550,000 megawatt-hours of clean electricity annually.  The project is contracted to begin power delivery in 2010 and be fully operational in 2012. This win demonstrates that photovoltaic technology is competitive with other utility-scale generation options today.   SunPower’s success in the utility-scale market is a direct result of our high-efficiency solar panels paired with high-capacity SunPower tracker technology, which generates up to 30 percent more energy than fixed tilt systems.

“Due to strong industry fundamentals, continued execution of our vertical integration strategy, expected gross margin expansion, and our progress on our cost reduction programs, we will materially meet our target operating model in the fourth quarter.  We are strategically well positioned for 2009 and remain on track to realize our mission of reducing installed systems cost by 50% from 2006 to 2012.

“Based on the strong global demand trends that we are seeing, as well as our internal execution on our goal of reducing system installed costs by 50% from 2006 to 2012, we expect the following fiscal year 2008 non-GAAP results:  total revenue of $1.44 billion to $1.46 billion and diluted net income per share of $2.34 to $2.41.  Consistent with our practice of offering guidance for the current quarter, we expect fourth quarter 2008 non-GAAP total revenue of $405 million to $435 million, company non-GAAP gross margin of 29% to 30% and non-GAAP diluted net income per share of $0.73 to $0.80. We also expect our 2009 total revenue to be in of the range of $2.05 billion to $2.15 billion, production capacity of 450+ megawatts and non-GAAP diluted net income per share of at least $3.501.

“On a business segment basis, we expect the following non-GAAP results for the fourth quarter 2008: Components segment revenue of $235 million to $255 million, and gross margin of 37% to 37.5%; Systems segment revenue of $170 million to $180 million and gross margin of 18% to 19%2.  We expect the Components segment to benefit from the continued manufacturing ramp of our next-generation technology and lower silicon cost and the Systems segment to reflect a combination of changes in project and regional mix,” concluded Werner.

About SunPower
SunPower Corporation (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers high-performance solar-electric systems worldwide for residential, commercial and utility-scale power plant customers.  SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia, and Asia. For more information, visit www.sunpowercorp.com.

1 For the full year 2008, we expect the following total company GAAP results: Revenue of $1.44 billion to $1.46 billion and diluted net income per share of $1.08 to $1.15. For the fourth quarter of 2008, we expect the following total company GAAP results: Revenue of $405 million to $435 million; gross margin of approximately 26.8 percent to 27.8 percent and diluted net income per share of $0.34 to $0.41. For the full year 2009, we expect the following total company GAAP results: Revenue of $2.05 billion to $2.15 billion and diluted net income per share of at least $2.10.

2 For the fourth quarter of 2008, we expect the Components business segment to generate GAAP revenue of $235 million to $255 million and gross margin of approximately 35.5 percent to 36 percent and the Systems business segment to generate GAAP revenue of $170 million to $180 million and gross margin of approximately 15 percent to 16 percent.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions that that are forward-looking. The company uses words and phrases such as “plan,” “increasing,” “roadmap,” “visibility,” potential,” “is scaling,” “will,” “to begin,” “to realize,” “expect,” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, the company's plans and expectations regarding:  (a) business plan being fully funded; (b) demand increasing across multiple geographies; (c) the company’s cost reduction roadmap paying dividends; (d) recent extension of U.S. investment tax credit providing a national solar market in the U.S. with long-term visibility and significant additional demand potential in all three market segments – residential, commercial and utility;

(e) components business scaling very rapidly building on the company’s multi-year investment in the infrastructure to serve a wide variety of markets using a core backbone of technology and services; (f) the company’s constructing a 250 megawatt solar power plant between 2010 and 2012, ultimately delivering an average of 550,000 megawatt-hours of clean electricity annually; (g) the company achieving certain GAAP and non-GAAP results, including (1) total revenue and diluted net income per share for fiscal years 2008 and 2009, (2) total revenue, gross margin percentage, and diluted net income per share for the fourth quarter of fiscal year 2008, and (3) Components segment and Systems segment revenue and gross margin percentage for the fourth quarter of fiscal year 2008; (h) the company materially meeting its target operating model in the fourth quarter; (i) the company realizing its mission of reducing installed systems cost by 50% from 2006 to 2012; (j) production capacity of 450+ megawatts for 2009; and (k) the preliminary results the company is reporting for its third fiscal quarter, which remain subject to regular quarter-end review and later audit by its independent auditors.  These forward-looking statements are based on information available to the company as of the date of this release and management’s current expectations, forecasts and assumptions, and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company's control. In particular, risks and uncertainties that could cause actual results to differ include:  (i) the company’s ability to obtain and maintain an adequate supply of polysilicon, ingots, wafers and other materials, components and products to manufacture its component products and design and construct its systems, as well as the price it pays for such materials, components and products; (ii) business and economic conditions and growth trends in the solar power industry; (iii) the continuation of governmental and related economic incentives promoting the use of solar power; (iv) the continued availability of third-party financing arrangements for the company’s customers; (v) construction difficulties or potential delays in the project implementation process, including transmission access and upgrades; (vi) unanticipated delays or difficulties securing necessary permits, licenses or other governmental approvals, including approval of the contracts by the California Public Utilities Commission; (vii) the risk of continuation of supply of products and components from suppliers; (viii) unanticipated problems with deploying the system on the sites; (ix) the company’s ability to ramp new production lines and realize expected manufacturing efficiencies; (x) unforeseen manufacturing equipment delays at the company’s fabrication facilities and panel factories; (xi) the company’s ability to utilize thinner wafers, reduce kerf loss and otherwise achieve anticipated improvements in polysilicon usage efficiency; (xii) production difficulties that could arise; (xiii) the success of the company’s ongoing research and development efforts; (xiv) the company’s ability to compete with other companies and competing technologies; (xv) liquidated damages or customer refunds for late installations arising on large scale solar projects (xvi) unanticipated changes in the mix of balance of systems sales; (xvii) the company’s ability to successfully transition to its new ERP and accounting system and the potential impact of such on its reported results in this press release (which remain subject to regular quarter-end review by its internal auditors) and its periodic reports; and (xviii) other risks described in the company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2008, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to stock-based compensation, amortization of intangible assets, impairment of acquisition-related intangibles, impairment of long-lived assets, fair value adjustments to deferred revenue, purchased in-process research and development expenses, write-off of unamortized debt issuance costs, and their related tax effects.  Management does not consider these charges in evaluating the core operational activities of SunPower.  Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate SunPower’s current performance.  Most analysts covering SunPower use the non-GAAP measures as well.  Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management.  In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods.  These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods
SunPower operates on a fiscal calendar comprised of four thirteen-week quarters that end at midnight Pacific Time on the Sunday nearest the calendar quarter-end.

#           #           #
SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Sept. 28,	Dec. 30,
	2008	2007

ASSETS

Cash and cash equivalents	$271,394	$285,214
Restricted cash	110,040	67,887
Investments	49,221	134,503
Accounts receivable, net	195,339	138,250
Costs and estimated earnings in excess of billings	56,717	39,136
Inventories	190,487	140,504
Deferred project costs	12,031	8,316
Prepaid expenses and other assets	121,937	65,084
Advances to suppliers	144,915	161,220
Property, plant and equipment, net	536,713	377,994
Goodwill and other intangible assets, net	240,641	235,630

Total assets	$1,929,435	$1,653,738

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$259,093	$119,869
Accrued and other liabilities	122,721	105,476
Convertible debt	425,000	425,000
Billings in excess of costs and estimated earnings	9,640	69,900
Customer advances	116,572	69,403

Total liabilities	933,026	789,648

Stockholders' equity	996,409	864,090

Total liabilities and stockholders' equity	$1,929,435	$1,653,738

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 28,	Jun. 29,	Sept. 30,	Sept. 28,	Sept. 30,
	2008	2008	2007	2008	2007

Revenue
Systems	$193,330	$270,593	$157,734	$642,774	$340,266
Components	184,170	112,158	76,600	391,178	210,181
	377,500	382,751	234,334	1,033,952	550,447

Cost of systems revenue	160,073	209,137	135,111	512,423	289,095
Cost of components revenue	115,092	80,584	60,818	272,844	160,730
	275,165	289,721	195,929	785,267	449,825

Gross margin	102,335	93,030	38,405	248,685	100,622

Operating expenses:
Research and development	6,049	4,813	3,902	15,504	9,659
Selling, general and administrative	46,075	43,208	27,708	123,141	76,188
Purchased in-process research and development	—	—	—	—	9,575
Impairment of acquisition-related intangibles	—	—	—	—	14,068

Total operating expenses	52,124	48,021	31,610	138,645	109,490

Operating income (loss)	50,211	45,009	6,795	110,040	(8,868)

Interest and other income (expense), net	(803)	(1,362)	3,032	805	4,765

Income (loss) before income taxes	49,408	43,647	9,827	110,845	(4,103)

Income tax provision (benefit)	27,019	15,039	1,396	47,091	(8,429)

Net income	$22,389	$28,608	$8,431	$63,754	$4,326

Net income per share:
- Basic	$0.28	$0.36	$0.11	$0.80	$0.06
- Diluted	$0.26	$0.34	$0.10	$0.76	$0.05

Shares used in calculation of net income per share:
- Basic	80,465	79,412	77,693	79,614	75,516
- Diluted	84,488	84,036	82,610	84,061	80,526

(In thousands, except per share data)
	THREE MONTHS ENDED			NINE MONTHS ENDED		THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 28,	Jun. 29,	Sept. 30,	Sept. 28,	Sept. 30,	Sept. 28,	Jun. 29,	Sept. 30,	Sept. 28,	Sept. 30,
	2008	2008	2007	2008	2007	2008	2008	2007	2008	2007
	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)
Gross margin	$102,335	$93,030	$38,405	$248,685	$100,622	$110,157	$101,066	$47,904	$276,958	$129,468
Operating income (loss)	$50,211	$45,009	$6,795	$110,040	$(8,868)	$73,323	$67,650	$27,017	$180,107	$74,522
Net income per share:
-Basic	$0.28	$0.36	$0.11	$0.80	$0.06	$0.63	$0.64	$0.35	$1.69	$0.93
-Diluted	$0.26	$0.34	$0.10	$0.76	$0.05	$0.60	$0.61	$0.33	$1.60	$0.87

  About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash items related to stock-based compensation expenses, amortization of intangibles, impairment of acquisition-related intangibles, impairment of long-lived assets, fair value adjustments to deferred revenue, purchased in-process research and development expenses, write-off of unamortized debt issuance costs, and their related tax effects.  The non-GAAP adjustments included herein are primarily the result of our acquisition of SunPower Corporation, Systems or SP Systems (formerly known as PowerLight Corporation) on January 10, 2007. The specific non-GAAP measures listed below are gross margin, operating income and net income per share. Management believes that each of these non-GAAP measures (gross margin, operating income and net income per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of these non-cash items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of purchase accounting, stock-based compensation charges, impairment of long-lived assets and write-off of unamortized debt issuance costs. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP results should be reviewed together with the GAAP results and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

o  Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, amortization of intangibles, impairment of long-lived assets and fair value adjustments to deferred revenue. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of SunPower’s core businesses.

o  Non-GAAP operating income. The use of this non-GAAP financial measure allows management to evaluate the operating results of the Company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, impairment of long-lived assets,  amortization of intangibles, impairment of acquisition-related intangibles, and all other purchase accounting charges. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of the Company’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

o  Non-GAAP net income per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess the Company's operating results and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, impairment of long-lived assets, write-off of unamortized debt issuance costs, amortization of intangibles, impairment of acquisition-related intangibles, all other purchase accounting charges and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare the Company's operating results on a more consistent basis against that of other companies in our industry.

 Non-Cash Items

o  Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

o  Impairment of long-lived assets. SunPower incurred an impairment of long-lived assets in the first quarter of fiscal 2008, which relates to the discontinuation of our imaging detector product line and for the write-off of certain solar manufacturing equipment which became obsolete due to new processes. SunPower excluded this item because the expense is not reflective of its ongoing operating results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash expenses such as impairment of long-lived assets.

o  Write-off of unamortized debt issuance costs. The market price trigger condition was met for our senior convertible debentures in late December 2007, giving holders of the convertible debt the right to convert the convertible debt in the first quarter of fiscal 2008.  As a result, SunPower accelerated the amortization of deferred debt issuance costs. Excluding this non-cash charge provides investors with a basis to compare SunPower’s period-over-period operating results because the charge is not reflective of SunPower’s historical results or its expected future expenses after such costs were fully amortized on January 2, 2008.

o  Amortization of intangibles. SunPower incurs amortization of intangibles as a result of Cypress acquiring the company in November 2004, in which Cypress’ cost of purchased technology, patents, trademarks and a distribution agreement is reflected in our financial statements. In addition, SunPower incurs amortization of intangibles as a result of our acquisitions, which includes purchased technology such as existing technology, patents, brand names and trademarks. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Impairment of acquisition-related intangibles. SunPower incurred an impairment of acquisition-related intangibles in June 2007, which relates to the net book value of the PowerLight tradename being written off in its entirety as a result of the change in branding strategy. SunPower excluded this item because the expense is not reflective of its core operating performance after completion of its acquisition of SP Systems. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash expenses such as impairment of acquisition-related intangibles.

o  Purchase accounting charges. Purchase accounting charges as a result of prior acquisitions include: (1) amortization of intangibles, which includes purchased technology related to acquisitions such as existing technology, patents, brand names and trademarks; (2) fair value adjustments to deferred revenue, which is an acquisition-related adjustment that results in certain revenues never being recognized under GAAP by either the acquiring company or the company being acquired and (3) purchased in-process research and development expenses, which relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed. These acquisition-related charges are not factored into management’s evaluation of potential acquisitions or its performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding this data provides investors with a basis to compare SunPower’s performance against the performance of other companies without the variability caused by purchase accounting.

o  Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income per share.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP results of operations measures to non-GAAP measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 28,	Jun. 29,	Sept. 30,	Sept. 28,	Sept. 30,
	2008	2008	2007	2008	2007

GAAP gross margin	$102,335	$93,030	$38,405	$248,685	$100,622
Fair value adjustment to deferred revenue	—	—	—	—	1,142
Amortization of intangible assets	2,947	2,907	5,911	9,066	18,668
Stock-based compensation expense	4,875	5,129	3,588	13,718	9,036
Impairment of long-lived assets	—	—	—	5,489	—
Non-GAAP gross margin	$110,157	$101,066	$47,904	$276,958	$129,468

GAAP operating income (loss)	$50,211	$45,009	$6,795	$110,040	$(8,868)
Fair value adjustment to deferred revenue	—	—	—	—	1,142
Amortization of intangible assets	4,201	4,034	6,858	12,552	21,408
Stock-based compensation expense	18,911	18,607	13,364	52,026	37,197
Purchased in-process research and development	—	—	—	—	9,575
Impairment of acquisition-related intangibles	—	—	—	—	14,068
Impairment of long-lived assets	—	—	—	5,489	—
Non-GAAP operating income	$73,323	$67,650	$27,017	$180,107	$74,522

NET INCOME PER SHARE:
	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 28,	Jun. 29,	Sept. 30,	Sept. 28,	Sept. 30,
	2008	2008	2007	2008	2007

Basic:
GAAP net income per share	$0.28	$0.36	$0.11	$0.80	$0.06
Reconciling items:
Stock-based compensation expense	0.24	0.23	0.17	0.65	0.49
Impairment of long-lived assets	—	—	—	0.07	—
Purchase accounting:
Fair value adjustment to deferred revenue	—	—	—	—	0.02
Amortization of intangible assets	0.05	0.05	0.09	0.16	0.28
Purchased in-process research and development	—	—	—	—	0.13
Impairment of acquisition-related intangibles	—	—	—	—	0.19
Write-off of unamortized debt issuance costs	—	—	—	0.01	—
Tax effect	0.06	—	(0.02)	—	(0.24)

Non-GAAP net income per share	$0.63	$0.64	$0.35	$1.69	$0.93

Diluted:
GAAP net income per share	$0.26	$0.34	$0.10	$0.76	$0.05
Reconciling items:
Stock-based compensation expenses	0.23	0.22	0.16	0.62	0.46
Impairment of long-lived assets	—	—	—	0.06	—
Purchase accounting:
Fair value adjustment to deferred revenue	—	—	—	—	0.01
Amortization of intangible assets	0.05	0.05	0.09	0.15	0.27
Purchased in-process research and development	—	—	—	—	0.12
Impairment of acquisition-related intangibles	—	—	—	—	0.17
Write-off of unamortized debt issuance costs	—	—	—	0.01	—
Tax effect	0.06	—	(0.02)	—	(0.21)

Non-GAAP net income per share	$0.60	$0.61	$0.33	$1.60	$0.87

Shares used in calculation of GAAP net income per share:
- Basic	80,465	79,412	77,693	79,614	75,516
- Diluted	84,488	84,036	82,610	84,061	80,526

Shares used in calculation of non-GAAP net income per share:
-Basic	80,465	79,412	77,693	79,614	75,516
-Diluted	84,488	84,036	82,610	84,061	80,526

The following supplemental data represents the individual charges and credits that are excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

	SUPPLEMENTAL DATA
	(In thousands)

	THREE MONTHS ENDED

	September 28, 2008
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$1,841	$1,106	$—	$1,254	$—	$—	$—
Stock-based compensation expense	2,911	1,964	987	13,049	—	—	—
Tax effect	—	—	—	—	—	—	5,186
	$4,752	$3,070	$987	$14,303	$—	$—	$5,186

	June 29, 2008
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$1,841	$1,066	$—	$1,127	$—	$—	$—
Stock-based compensation expense	2,239	2,890	972	12,506	—	—	—
Tax effect	—	—	—	—	—	—	(118)
	$4,080	$3,956	$972	$13,633	$—	$—	$(118)

	September 30, 2007
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$4,788	$1,123	$—	$947	$—	$—	$—
Stock-based compensation expense	2,049	1,539	404	9,372	—	—	—
Tax effect	—	—	—	—	—	—	(1,786)
	$6,837	$2,662	$404	$10,319	$—	$—	$(1,786)

	NINE MONTHS ENDED

	September 28, 2008
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$5,850	$3,216	$—	$3,486	$—	$—	$—
Stock-based compensation expense	7,661	6,057	2,770	35,538	—	—	—
Impairment of long-lived assets	1,343	4,146	—	—	—	—	—
Write-off of unamortized debt issuance costs	—	—	—	—	—	972	—
Tax effect	—	—	—	—	—	—	(415)
	$14,854	$13,419	$2,770	$39,024	$—	$972	$(415)

	September 30, 2007
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Fair value adjustment to deferred revenue	$1,142	$—	$—	$—	$—	$—	$—
Amortization of intangible assets	15,298	3,370	—	2,740	—	—	—
Stock-based compensation expense	6,235	2,801	1,253	26,908	—	—	—
Purchased in-process research and development	—	—	—	—	9,575	—	—
Impairment of acquisition-related intangibles	—	—	—	—	14,068	—	—
Tax effect	—	—	—	—	—	—	(17,761)
	$22,675	$6,171	$1,253	$29,648	$23,643	$—	$(17,761)